Exhibit 10.30

FRAMEWORK AGREEMENT

FRAMEWORK AGREEMENT (this “Agreement”) entered into as of July       , 2006, by and between AMPNINVEST LLC, a Marshall Islands limited liability company (the “LLC”), and LEVERET INTERNATIONAL INC., a Liberian corporation (“Leverer”) (each of the LLC and Leveret are referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the LLC has purchased 4,450,000 shares (the “LLC Shares”) of common stock, par value $.01 (the “Common Stock”), of Aegean Marine Petroleum Network Inc. (the “Company”) from Leveret;

WHEREAS, Leveret owns 17,800,000 shares of the Common Stock (the “Leveret Shares”)

WHEREAS, the LLC Shares and the Leveret Shares (together, the “Shares”) together constitute all of the issued and outstanding Common Stock; and

WHEREAS, the Shareholders wish to establish a framework for the development and governance of the Company;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises and covenants herein set forth, the parties hereto agree as follows:

ARTICLE 1

OWNERSHIP OF SHARES

1.1          General. Prior to the closing of an initial public offering of the Common Stock (an “IPO”):

(a)                Control of the LLC. Both the LLC and the LLC Shares shall be controlled by Peter C. Georgiopoulos (“PCG”);

(b)                Control of Leveret. Both Leveret and the Leveret Shares shall be controlled by Dimitris Melisandis (“DM”);

(c)                Prohibition on Transfers. Without the written consent of the other Shareholder, neither of the Shareholders shall transfer any of the Common Stock owned by it, whether by sale, exchange, assignment, transfer, gift devise, bequest, mortgage, pledge, encumbrance or otherwise (each, a “Transfer”), except for a Transfer to the other Shareholder;

(d)                Purported Transfers. Any purported Transfer of Shares by any Shareholder in contravention of this Agreement shall be null and void; and

(e)                New Company Issuances. Neither Shareholder shall cause or permit the Company to issue any shares of its capital stock to any person without the consent of the other Shareholder.

1.2           Shares Certificate Legend.

(a)                Agreement Legend. So long as this Agreement shall remain in effect, each certificate for Shares held by a Shareholder shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, the following legend (the “Agreement Legend”):

“THESE SHARES ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS AS SET FORTH IN THE FRAMEWORK AGREEMENT DATED AS OF JULY [   ], 2006 ON FILE WITH THE SECRETARY OF THE CORPORATION.”

(b)                Modification and Removal of Agreement Legend. The Agreement Legend, as written above, shall remain in effect until the closing of the IPO. On the closing of the IPO, the Shareholders may exchange the certificates for their Shares for certificates with a revised Agreement Legend that eliminates the reference to transfer restrictions. In addition, the Agreement Legend shall be deleted from certificate(s) for Shares transferred by a Shareholder in bona fide private transaction or an open market transaction as set forth in Section 3.9.

(c)                Restrictive Legend. The certificates for the Shares shall also contain the following legend so long as they have not been registered for resale pursuant to the Securities Act of 1933 (the “Securities Act”) or disposed of in an open market transaction:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

ARTICLE 2

CORPORATE DEVELOPMENT AND GOVERNANCE

2.1          Pre-IPO Steps. As promptly as possible following the execution of this Agreement:

(a)                IPO Preparation. The Shareholders shall use commercially reasonable efforts to work together, and shall use commercially reasonable efforts to cause the Company to take the necessary steps, so that the Company may be in position to resume its IPO, including the choice of underwriters and terms of the IPO, for example, the number of shares of the Common Stock offered and use of proceeds, mutually acceptable to the LLC and Leveret.

(b)                Restructuring of Board. The Company’s Board of Directors (the “Board”) shall be restructured. Leveret hereby represents to the LLC that DM does not intend to participate in the restructured Board.

(c)                Identification of Board Members. The Shareholders shall identify and mutually agree the members of the post-IPO Board, currently expected to consist of seven (7) members. The aim of the Shareholders will be to have the post-IPO Board meet the majority independence standards applicable to U.S. domestic issuers provided by the exchange or interdealer quotations system on which the Common Stock shall be listed.

(d)                Executive Officers. The LLC shall propose the identities of the executive officers of the Company, and upon agreement to such executive officers by Leveret, the Shareholders shall cause the Board to appoint such executive officers effective either prior to, or upon the closing of the IPO, as the Shareholders shall deem desirable in the context of the IPO.

(e)                Equity Incentive Plan. The Shareholders shall approve a suitable equity incentive plan covering the Company’s directors, officers, employees and consultants.

(f)                Section 404 Compliance. The Shareholders shall cause the Company to commence the process of implementation of a system of internal controls over financial repairing as provided by Section 404 of the Sarbanes-Oxley Act of 2002.

(g)                Registration Rights. The Shareholders shall cause the Company to grant to each of them demand and “piggy-back” rights to have their respective Shares registered for resale pursuant to the Securities Act following the expiration of the underwriters’ lock-up in the IPO.

(h)                Related Party Transactions. Each of the Shareholders agrees that, prior to the IPO: (i) the Company shall be prohibited from engaging in any related party transactions which would be required to be disclosed pursuant Item 404 of Regulation S-K under the Securities Act of 1933, as amended, except for such related party transactions that are described in the Company’s Registration Statement on Form F-l (File No. 333-129768) and that are on terms no less favorable to the Company than those that would have been obtained in a comparable transaction on an arms length basis with an unrelated party, and (ii) it shall do all such acts and things for the purposes of carrying out the intent of the foregoing clause (i), except in each case as consented to in writing by the other Shareholder.

2.2           Post-IPO Structure. Upon the closing of the IPO:

(a)                Board Membership. The Board shall consist of the seven (7) directors, who have been previously identified and mutually agreed.

(b)                Chairman of the Board. PCG shall be appointed as the Chairman of the Board.

(c)                Chairman of the Audit Committee. Directors proposed by the LLC shall be named as Chair of the Board’s Audit Committee and as Chair of the Board’s Nominating Committee.

(d)                Removal of Directors. The Company’s Articles of Incorporation shall provide that directors may not be removed without cause.

2.3           Other Management Matters. The Shareholders hereby further agree that:

(a)                Employment Agreement. The Shareholders shall cause the Company or one or more of its operating subsidiaries to enter into a mutually acceptable employment or consulting agreement with DM.

(b)                Administration of the Company. The Shareholders shall cause the Company to establish its principal executive offices in New York City or elsewhere in the United States, responsible for the Company’s ultimate administration, financial reporting and control functions, including preparation of reports to the Securities and Exchange Commission and other regulatory authorities, and the Shareholders shall cause all levels of the Company and its subsidiaries to report up to such principal executive offices.

(c)                Reelection of Directors. Both Shareholders shall vote from time to time in favor of the “Continuing Directors,” where “Continuing Directors” shall mean the members of the Company’s first post-IPO Board elected in accordance with the terms of this Agreement and any person subsequently becoming a director whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors.

ARTICLE 3

MISCELLANEOUS

3.1           Term. This Agreement shall remain in effect so long as (a) PCG or a designee of the LLC approved by PCG to substitute for PCG serves on the Board and (b) the LLC owns at least one percent (1%) of the then issued and outstanding Common Stock; provided however that this Agreement shall expire in any event on the fifth anniversary of the closing of the IPO.

3.2           Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing and shall be deemed to have been duly given and received on the day on which it is served by personal delivery upon the party for whom it is intended, on the third business day after it is mailed by registered or certified mail, return receipt requested, on the business day after it is delivered to a national courier service addressed to the party for whom it is intended, or on the business day on which it is sent by fax; provided that receipt of the fax is promptly confirmed by answerback, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To the LLC:

AMPNInvest LLC

AMPNInvest LLC

c/o General Maritime Corporation

299 Park Avenue

New York, NY 10171

Attention: Peter C. Georgiopoulos

Facsimile: +1 212-763-5602

To Leveret:

Leveret International Inc.

c/o Aegean Marine Petroleum Network Inc.

42 Hatzikyriakou Avenue

Piraeus 185 38 Athens

Greece

Attention: Mr. Dmitris Melisanidis

Facsimile: +30 210 458-6240

In each case with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attn: Gary J. Wolfe, Esq.

Fax: +1 (212) 480-8421

3.3             Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to their subject matter and supersede any other agreement or understanding (written or oral) relating thereto.

3.4             Waiver. No failure or delay on the part of either of the Shareholders in exercising any right, power or privilege hereunder, and no course of dealing between the Shareholders, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Shareholders would otherwise have.

3.5             Governing Law; Waivers. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in any court located in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 3.2. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

3.6             Remedies. In addition to any remedies either party may have in law, each party shall be entitled to apply to any court of competent jurisdiction (without posting bond or other security) to enjoin any actual or threatened breach or default under this Agreement and shall also be entitled to specific performance of this Agreement. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

3.7            Benefit and Binding Effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, including any permitted transferees of their Shares.

3.8            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3.9            After-Acquired Shares. This Agreement shall apply to all of the shares of the Company now owned or which may be issued to or acquired by a Shareholder in consequence of any additional issuance (including, without limitation, by exercise of an option or any warrant), purchase, exchange, conversion or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

3.10          Applicability to Transferred Shares. Notwithstanding the provisions of Section 3.8, effective on the closing of the IPO, this Agreement shall not apply (i) to shares of the Company that are transferred by a Shareholder in a bona fide private transaction to a person other than an affiliate (as defined in Rule 405 under the Securities Act) of that Shareholder (where a bona fide transaction shall not include a transaction for the purpose of eliminating the applicability of this Agreement to such shares), or (ii) to shares of the Company that are sold by a Shareholder in an open market transaction.

3.11          Approvals and Consents. The Shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at shareholders’ and directors’ meetings of the Company, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to amend the Company’s

Articles of Incorporation and By-laws as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby. They further agree to cause the Company to do the same.

3.12           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

3.13           Waiver and Release. The Shareholders agree that the obligations of the Shareholders under this Agreement and the Stock Purchase Agreement, dated as of July 19, 2006, between the Shareholders (the “Stock Purchase Agreement”) and in connection with the transactions contemplated herein and therein are the obligations solely of the Shareholders and of no other person. To the fullest extent permitted by law, each of the Shareholders hereby waives, releases and discharges the members, stockholders, equity holders, directors, officers, agents and representatives of the other Shareholder, and each of their respective affiliates, representatives and successors in interest, jointly and severally, from any claims and causes of action arising in connection with or otherwise relating to this Agreement or the Stock Purchase Agreement or any of the transactions contemplated herein or therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LEVERET INTERNATIONAL INC.

By:	/s/ Dimitris Melisanidis
Name: Dimitris Melisanidis
Title: President

AMPNINVEST LLC

By:	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Managing Member

AMENDMENT NO. 1 TO FRAMEWORK AGREEMENT

THIS AMENDMENT NO. 1 TO THE FRAMEWORK AGREEMENT (the “Agreement”) is entered into as of September 28, 2006, by and between AMPNINVEST LLC, a Marshall Islands limited liability company (the “LLC”), and LEVERET INTERNATIONAL INC., a Liberian corporation (“Leveret”) (each of the LLC and Leveret are referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the Shareholders entered into the Agreement on July 19, 2006, in order, inter alia, to establish a framework for the development and governance of Aegean Marine Petroleum Network Inc. (the “Company”); and

WHEREAS, the Shareholders wish further to refine such framework.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises and covenants herein set forth, the parties hereto agree as follows:

1.             Definitions. Except as otherwise set forth herein, defined terms when used herein shall have the meanings ascribed to them in the Agreement.

2.             Restrictive Legend. Section 1.2(a) of the Agreement is hereby amended to read in its entirety as follows:

(a)           “Agreement Legend. So long as this Agreement shall remain in effect, each certificate for Shares held by a Shareholder shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, the following legend (the “Agreement Legend”):

‘THESE SHARES ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS AS SET FORTH IN THE FRAMEWORK AGREEMENT DATED AS OF JULY 19, 2006, AS FURTHER AMENDED ON SEPTEMBER 28, 2006, ON FILE WITH THE SECRETARY OF THE CORPORATION.’”

3.             Post-IPO Structure. Section 2.2 of the Agreement is hereby amended to read in its entirety as follows: “Upon the closing of the IPO:

(a)           Board Membership. The Board shall consist of the seven (7) directors, who have been previously identified and mutually agreed. The majority of the Board shall meet the independence standards established by the New York Stock Exchange for corporations that file their annual reports on Form 10-K.

(b)           Chairman of the Board. PCG shall be appointed as the Chairman of the Board.

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(c)           Committees. The Company shall have an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, all meeting the corporate governance standards established by the New York Stock Exchange for corporations that file their annual reports on Form 10-K. All of the members of these committees shall meet the independence requirements established by the New York Stock Exchange for such corporations.

(d)           Committee Chairs. Directors proposed by the LLC shall be named as Chair of the Board’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

(e)           Board Personnel Matter. DM shall decline to serve on the Board at any time while this Agreement is in effect.

(f)            Removal of Directors. The Company’s Articles of Incorporation shall provide that directors may not be removed without cause.”

4.             Employment Agreement. Section 2.3(a) of the Agreement is hereby amended in its entirety to read as follows:

“The Shareholders shall cause the Company to enter into an employment agreement with DM as the Company’s Head of Corporate Development and similar consulting agreement with DM or a company controlled by DM for the provision of services outside of Greece in accordance with practice in the Greek shipping industry. The employment and consulting agreements shall each provide that DM shall report to the President of the Company and the Board.”

5.             Shareholder Votes. The following is added as Section 2.3(d) of the Agreement:

“Both Shareholders shall vote on any and all matters proposed for a vote or consent of the shareholders of the Company in accordance with the recommendation of the Board on such matter.”

6.             Term. Section 3.1 is hereby amended in its entirety to read as follows:

“This Agreement shall remain in effect so long as (a) PCG or a designee of the LLC approved by PCG to substitute for PCG serves on the Board and (b) the LLC or PCG owns at least one percent (1%) of the then issued and outstanding common Stock; provided, however, that this Agreement shall expire in any event on the fifth anniversary of the closing of the IPO.”

7              Effect of Amendment. This Amendment No. 1 to the Agreement shall take effect immediately upon its execution. Upon its execution, all reference to “this Agreement” in the Agreement shall be to the Agreement, as amended by this Amendment No. 1. Except as amended by this Amendment No. 1, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

LEVERET INTERNATIONAL INC.

By:	/s/ Dimitris Melisanidis
Name:	Dimitris Melisanidis
Title:	President

AMPNINVEST LLC

By:	/s/ Peter C. Georgiopoulos
Name:	Peter C. Georgiopoulos
Title:	Managing Member

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